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                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF VERTIS, INC.

         The following are subsidiaries of Vertis, Inc. as of December 31, 2002 and the jurisdiction in which they are organized. Indentation indicates the principal parent of each subsidiary. Except as otherwise specified, each subsidiary listed below is wholly owned by Vertis, Inc.

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NAME                                                                   JURISDICTION OF ORGANIZATION
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
Vertis, Inc.                                                                    Delaware
     Vertis Receivables, LLC                                                    Delaware
     Big Flower Digital Services (Delaware), Inc.                               Delaware
         Big Flower Digital LLC                                                 Delaware
     Big Flower Leasing, LLC (67%)                                              Delaware
     Big Flower Leasing II, LLC (67%)                                           Delaware
     Enteron Group, LLC                                                         Delaware
     Laser Tech Color Mexico, S.A. de C.V.                                      Mexico
     PrintCo., Inc.                                                             Michigan
     Vertis Digital Services, Ltd.                                              United Kingdom
         Fusion Premedia Group, Ltd.                                            United Kingdom
                  Production Response Limited                                   United Kingdom
                  Eric Studio Limited                                           United Kingdom
                  The Admagic Group Limited                                     United Kingdom
                         Admagic Limited                                        United Kingdom
                                 Sorcery Print Services Limited                 United Kingdom
                                 Illusion Ltd.                                  United Kingdom
                                 Smith Cashman Borkett Ltd.                     United Kingdom
                         Admagic Too Limited                                    United Kingdom
                         Abacus Studios Limited                                 United Kingdom
         Pismo Limited (Lifeboat Matey)                                         United Kingdom
                  Matelot Productions Ltd.                                      United Kingdom
     Webcraft, LLC                                                              Delaware
         Webcraft Chemicals, LLC                                                Delaware
         Vertis Fragrance                                                       France
         Big Flower Leasing, LLC (33%)                                          Delaware
         Big Flower Leasing II, LLC (33%)                                       Delaware
     Vertis Limited                                                             United Kingdom
         Vertis Direct Marketing Services (Croydon) Limited                     United Kingdom
                  Vertis Graphic Services Ltd.                                  United Kingdom
                  Vertis Envelopes Ltd.                                         United Kingdom
                  Vertis Press Ltd.                                             United Kingdom
                  Vertis Mailing Services Ltd.                                  United Kingdom
                  Vertis Information Services Ltd.                              United Kingdom
                  Operating Support Service (Nederland) B.V.                    United Kingdom
         Vertis Direct Response Limited                                         United Kingdom
                  Vertis Fulfillment Services, Ltd.                             United Kingdom
                  Vertis Communications Services Ltd.                           United Kingdom
                  Vertis Harvey Hunter, Ltd.                                    United Kingdom
                         Vertis Direct Marketing Services
                           (Leicester) Limited                                  United Kingdom
                         Vertis Colorfactory Limited                            United Kingdom
                         Vertis Marketing Services Limited                      United Kingdom
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